UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2026

AFFILIATED MANAGERS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

1001 U.S. Highway One North, Jupiter, Florida 33477

(Address of Principal Executive Offices)

(800) 345-1100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	AMG	New York Stock Exchange
5.875% Junior Subordinated Notes due 2059	MGR	New York Stock Exchange
4.750% Junior Subordinated Notes due 2060	MGRB	New York Stock Exchange
4.200% Junior Subordinated Notes due 2061	MGRD	New York Stock Exchange
6.750% Junior Subordinated Notes due 2064	MGRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On June 9, 2026, Affiliated Managers Group, Inc. (the “Company”) entered into a Fourth Amended and Restated Credit Agreement (the “Revolving Credit Agreement”), providing for a $1.25 billion senior unsecured multicurrency revolving credit facility maturing on June 9, 2031, with Bank of America, N.A., as administrative agent, letter of credit issuer and swingline lender, and the other lending institutions from time to time party thereto, which amended and restated the Company’s existing Third Amended and Restated Credit Agreement, dated as of November 15, 2024. Subject to certain conditions, the Company may increase the commitments under the Revolving Credit Agreement by up to $750 million.

Borrowings under the Revolving Credit Agreement may be used for working capital and other general corporate purposes, including investments in new and existing Affiliates, repayment of debt, repurchases of the Company’s common stock, and the payment of cash dividends on the Company’s common stock.

Certain of the lenders under the Revolving Credit Agreement and their affiliates have provided, and may in the future provide, investment banking, underwriting, trust, or other advisory or commercial services to the Company and its subsidiaries and Affiliates.

The Revolving Credit Agreement contains certain financial covenants with respect to leverage and interest coverage, as well as customary affirmative and negative covenants, including limitations on priority indebtedness, asset dispositions and fundamental corporate changes, and certain customary events of default which could result in acceleration of amounts due. Many of these conditions and restrictions are subject, however, to certain minimum thresholds and exceptions.

This description is a summary and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference as though fully set forth herein.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Fourth Amended and Restated Credit Agreement, dated as of June 9, 2026, by and among Affiliated Managers Group, Inc., Bank of America, N.A., as administrative agent, letter of credit issuer and swingline lender, and the other lending institutions from time to time party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: June 9, 2026	By:	/s/ Kavita Padiyar
	Name:	Kavita Padiyar
	Title:	General Counsel and Corporate Secretary

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